SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2001

United Pan-Europe Communications N.V.
(Exact Name of Registrant as Specified in its Charter)

THE NETHERLANDS (State or other Jurisdiction of Incorporation)	0-25365 (Commission File No.)	98-0191997 (IRS Employer Identification No.)

Boeing Avenue 53, 1119 PE Schipol Rijk, 1070 BT Amsterdam, The Netherlands
(Address of Principal Executive Offices) (Zip Code)

011-31-20-778-9840
(Registrant's telephone number, including area code)

Item 5. Other Events

On September 21, 2001, United Pan-Europe Communications N.V. ("UPC") issued a press release, announcing that its subsidiary, Priority Telecom N.V. ("Priority"), , issued its prospectus for purposes of the listing (the "Listing") of the entire class of 3,986,519 issued and outstanding ordinary shares of Priority at the Official Segment of the Euronext Amsterdam stock exchange. The press release is filed as Exhibit 99.1.

Priority is pursuing the Listing for a number of reasons. Priority believes the Listing will allow it to have easier access to the capital markets should the need arise in the future. If the Listing occurs, Priority expects to receive funding in the form of a private placement of convertible shares. The listing will further establish Priority as a stand-alone entity. Priority believes this will provide full visibility and transparency with respect to Priority's stability and managed growth, which will enhance its credibility with its customers and suppliers and, therefore, its ability to effectively compete in the telecommunications market. Additionally, pursuant to shareholders agreements among Priority, UPC and its other shareholders, Priority agreed to use reasonable endeavors to effect an IPO (as defined in such agreements) on or prior to October 1, 2001.

Recently, Priority, its members of the Board of Management and Supervisory Board and UPC received correspondence on behalf of certain of the former shareholders of Cignal Global Communications, Inc. ("Cignal") requesting information regarding the Listing and an offering of up to 398,652 ordinary shares (the "Offering") being made available in offshore transactions outside the United States in reliance on Regulation S under the U.S. Securities Act of 1933, as amended. This correspondence indicates such shareholders are considering pursuing legal remedies, particularly against UPC under a put option that UPC granted to the former shareholders of Cignal upon terms and conditions set forth in agreements entered into in connection with the Cignal merger, and breaches of fiduciary duties against Priority, its members of the Board of Management and Supervisory Board and UPC in connection with the Listing and the Offering. Priority is currently evaluating such correspondence, and at this time Priority does not believe that any of these potential claims against it have merit and Priority intends to vigorously defend against any such claims.

Additionally, no lawsuit has been brought against UPC and at this time it is unclear if any suit will be brought. Pursuant to the shareholders agreements referenced above, the put right expires upon the completion of an IPO (as defined in such agreements) on or prior to October 1, 2001. UPC believes that the Listing satisfies its obligations under its agreements. At this time UPC does not believe that any potential claims that might be brought against it in connection with these matters have merit and UPC intends to vigorously defend against any such claims.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.1 Press Release of UPC dated September 21, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PAN-EUROPE COMMUNICATIONS N.V.

By: /s/ Anton A.M. Tuijten_______________
Anton A.M. Tuijten
Member of the Board of Management
and General Counsel

Dated: September 25, 2001

EXHIBIT INDEX

Exhibit	Description	Sequential Page No.
99.1	Press Release	5